UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
July 26, 2018
Date of Report (Date of earliest event reported)

THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)
(310) 207-0272
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events.
On July 26, 2018, the Board of Directors of The Rubicon Project, Inc. (the “Company”) set October 24, 2018 as the date of its 2018 annual meeting of stockholders (the “2018 Annual Meeting”) and the close of business on August 27, 2018 as the record date for determining the stockholders entitled to receive notice of and entitled to vote at the 2018 Annual Meeting. Because the date of the 2018 Annual Meeting is more than 60 days after the one-year anniversary of the Company’s 2017 annual meeting of stockholders, the deadline for the submission of stockholder proposals and director nominees for consideration at the 2018 Annual Meeting is extended. Proposals by stockholders and submissions by stockholders of director nominees for consideration at the 2018 Annual Meeting should be submitted in writing to The Rubicon Project, Inc., Attention: Corporate Secretary, 12181 Bluff Creek Drive, 4th Floor, Playa Vista, California 90094. Notice of all proposals and nominations by stockholders, whether or not intended for inclusion in the proxy statement for the 2018 Annual Meeting, to be timely, must be delivered to, or mailed and received by, the Company’s Corporate Secretary on or before 6:00 p.m. (Pacific time) on August 5, 2018. Any stockholder proposal or director nomination delivered or received after 6:00 p.m. (Pacific time) on August 5, 2018 will be untimely and will not be properly brought before the 2018 Annual Meeting. Proposals by stockholders and submissions by stockholders of director nominees must also comply with the procedures set forth in the Company's Amended and Restated Bylaws and, if intended for inclusion in the proxy statement, Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	July 26, 2018	By:	/s/ Jonathan Feldman
Jonathan Feldman
Co-General Counsel and Secretary